                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

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[ ]    Soliciting Material Pursuant to Sec. 240.14a-12

                               Delaware VIP Trust
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                   Supplement to Notice of Special Meeting of
                    Shareholders and Related Proxy Statement

                               Dated July 6, 2004

Capitalized terms used in this Supplement have the same meaning given to them in the Notice of Special Meeting and Proxy Statement.

     Please be advised  that shares of the Funds are also  purchased  by certain separate  accounts of insurance  companies other than those listed in the Notice of Special Meeting and Proxy Statement (the "Additional Insurance Companies") to
fund benefits payable under certain variable contracts issued by the Additional
Insurance  Companies.  Therefore,  in  connection  with the  Special  Meeting of
Shareholders   of  Delaware  VIP  Emerging   Markets  Series  and  Delaware  VIP
International Value Equity Series, to be held on August 31, 2004, the Additional
Insurance Companies also solicit and agree to vote at the Meeting, to the extent required,  voting  instructions with respect to the shares of each Fund that are held in separate  accounts of the Additional  Insurance  Companies in accordance with timely instructions received from owners of the variable contracts.

     Any reference in the Proxy Statement to "Participating Insurance Companies"
also includes the Additional Insurance Companies.

     Please  retain  this  Supplement  with the  Notice of  Special  Shareholder
Meeting and Proxy Statement for future reference.